Exhibit 3.16

GREAT BEAR RESOURCES LTD. CERTIFICATE OF TRUE AND CORRECT COPY OF ALTERATIONS TO ARTICLES OF THE COMPANY APPROVED AT A RECONVENED ANNUAL GENERAL AND SPECIAL MEETING OF THE SHAREHOLDERS ON JULY 12,2013 AT 11:30 AM PACIFIC TIME The undersigned, Desmond M. Balakrishnan, signing in my capacity as corporate coimsel of Great Bear Resources Ltd. (and hereinafter referred to asthe ''Company"), hereby certify, to the best ofmy knowledge, information and belief, after having made due inquiry, that the attached extractsfrom Ordinary Resolutions Approved at a Reconvened Annual General and Special Meeting of the Shareholders held on July 12, 2013 and reconvened, altering theArticles of the Company received for deposit at the records office on August 7,2013 at 10:00 AMPacific Time, are a true and correctcopy ofsuch alterations. DATED at Vancouver, in the Province ofBritish Columbia, on this 20** day of August, 2013. DESMOND M<«AKRISHNAN

Number: BC0638523

Part 14 altered by adding §14.12, the Advance Notice Provision
- Alterations pursuant to Ordinary Resolutions
Approved at a Reconvened Annual General and Special Meeting of the Shareholders
Great Bear Resources Ltd. (the "Company") held on July 12, 2013 at 11:30 AM and received for deposit at the records office on **August 7, 2013 at 10:00 AM Pacific Time**
in accordance with the Provisions of the *Business Corporations Act* (British Columbia) (the "Act").

Alterations to Part 14 by adding §14.12 to the Articles of the Company effective August 7, 2013 at 10:00 AM Pacific Time –

ALTERATIONS TO ARTICLES

ADVANCE NOTICE PROVISION

Nomination of Directors

14.12 Subject only to the Act:

(a) only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Company. Nominations of persons for election to the board may be made at any annual meeting of shareholders, or at any special meeting of shareholders (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting):

(i) by or at the direction of the board or an authorized officer of the Company, including pursuant to a notice of meeting;

(ii) by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the Act or a requisition of the shareholders made in accordance with the provisions of the Act; or

(iii) by any person (a "**Nominating Shareholder**");

(A) who, at the close of business on the date of the giving of the notice provided for below in this §14.12 and on the record date for notice of such meeting, is entered in the securities register as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting, and

(B) who complies with the notice procedures set forth below in this §14.12.

(b) In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, such person must have given:

2013-AUG-07 A10:00

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Part 14 Altered by Adding 14.12 (Effective August 7, 2013 at 10:00 AM Pacific Time)

(i) timely notice thereof in proper written form to the Corporate Secretary of the Company at the principal executive offices of the Company in accordance with this §14.12; and

(ii) the representation and agreement with respect to each candidate for nomination as required by, and within the time period specified in §14.12(e).

(c) To be timely under §14.12(b)(i), a Nominating Shareholder's notice to the Corporate Secretary of the Company must be made:

(i) in the case of an annual meeting of shareholders, not less than 30 nor more than 65 days prior to the date of the annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is called for a date that is less than 40 days after the date (the "**Notice Date**") on which the first public announcement of the date of the annual meeting was made, notice by the Nominating Shareholder may be made not later than the tenth (10th) day following the Notice Date; and

(ii) in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes), not later than the fifteenth (15th) day following the day on which the first public announcement of the date of the special meeting of shareholders was made; and

(iii) Notwithstanding the foregoing, the board may, in its sole discretion, waive any requirement in this §14.12(c).

(d) To be in proper written form, a Nominating Shareholder's notice to the Corporate Secretary of the Company, under §14.12(b)(i) must set forth:

(i) as to each person whom the Nominating Shareholder proposes to nominate for election as a director;

(A) the name, age, business address and residence address of the person,

(B) the principal occupation or employment of the person,

(C) the class or series and number of shares in the capital of the Company which are controlled or which are owned beneficially or of record by the person as of the record date for the Meeting of Shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice,

(D) a statement as to whether such person would be "independent" of the Company (within the meaning of sections 1.4 and 1.5 of National

Page 3 Great Bear Resources Ltd. Part 14 Altered by Adding 14.12 (Effective August 7,2013 at 10:00 AM Pacific Time) Instrument 52-110 - Audit Committees of the Canadian Securities Administrators, as such provisions may be amended from time to time) if elected as a director at such meeting and the reasons and basis for such determination, (E) any other information relatingto the person that would be required to be disclosed in a dissident's proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws; and (ii) as to the Nominating Shareholder givingthe notice; (A) any information relating to such Nominating Shareholder that would be required to be made in a dissident's proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws, and (B) the class or series and number of shares in the capital of the Company which are controlled or which are owned beneficially or of record by the Nominating Shareholder as of the record date for the Meeting of Shareholders(ifsuch date shall then have been made publicly available and shall have occurred) and as ofthe date ofsuch notice. (e) To be a candidate eligible for electionas a director of the Company and to be duly nominated, a candidate must be nominated in the manner prescribed in this §14.12 and the candidate for nomination, whether nominated by the board or otherwise, must have previouslydeliveredto the Corporate Secretary of the Company at the principalexecutive offices of the Company, not less than 5 days prior to the date of the Meeting of Shareholders, a written representation and agreement (in the form provided by the Company) that such candidate for nomination, if elected as a director of the Company, will comply with all applicable corporate govemance, conflict ofinterest, confidentiality, share ownership, majority voting and insider trading policies and other policies and guidelines ofthe Company applicableto directors and in effect during such person's term in office as a director (and, if requested by any candidate for nomination, the Corporate Secretary of the Company shall provide to such candidate for nomination all such policies and guidelines then in effect). (f) No person shall be eligible for election as a director of the Company unless nominated in accordance with the provisions of this §14.12; provided, however, that nothing in this §14.12 shall be deemed to preclude discussion by a shareholder (as distinct from nominating directors) at a meeting ofshareholders of any matter in respect of which it would have been entitled to submit a proposal pursuant to the provisions of the Act. The chair ofthe meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing

Page 4 Great Bear Resources Ltd. Part 14 Altered by Adding 14.12 (Effective August 7,2013 at 10:00 AM Pacific Time) provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that suchdefective nomination shall be disregarded. (g) For purposes ofthis §14.12: (i) "Affiliate", when used to indicate a relationship with a person, shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by,or is under common control with, suchspecified person; (ii) "Applicable Securities Laws" means the Securities Act (British Columbia) and the equivalent legislation in the other provinces and in the territories of Canada, as amended from time to time, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commissions and similarregulatory authorities of each of the applicable provinces and territories ofCanada; (iii) "Associate", when used to indicate a relationship with a specified person, shall mean, (A) any corporation or trust of which such person owns beneficially, directly or indirectly, voting securities carrying more than 10% of the voting rights attached to all voting securities of such corporation or trust for the time being outstanding, (B) any partner ofthat person, (C) any trust or estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar capacity, (D) a spouse ofsuch specified person, (E) any person of either sex with whom such specified person is living in conjugal relationship outside marriage, or (F) any relative of such specified person or of a person mentioned in clauses (D) or (E) ofthis definition ifthat relative has the same residence as the specified person; (iv) Derivatives Contract" shall mean a contract between two parties (the "Receiving Party" and the "Counterparty") that is designed to expose the Receiving Party to economic benefits and risks that correspond substantially to the ownership by the Receiving Party of a number of shares in the capital of the Company or securities convertible into such shares specified or referenced in such contract (the number corresponding to such economic benefits and risks, the

Page 5 Great Bear Resources Ltd. Part 14 Altered by Adding 14.12 (Effective August 7.2013 at 10:00 AM Pacific Time) "Notional Securities"), regardless of whether obligations under such contract are required or permitted to be settled through the delivery of cash, shares in the capital of the Company or securities convertible into such shares or other property, without regard to any short position under the same or any other Derivatives Contract. For the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets ofstocks approved for trading by the appropriate governmental authority shall not be deemed to be Derivatives Contracts; (v) "Meeting of Shareholders" shall mean such annual shareholders meeting or special shareholders meeting, whether general or not, at which one or more personsare nominated for electionto the board by a Nominating Shareholder; (vi) "owned beneficially" or "owns beneficially" means, in connection with the ownership ofshares in the capitalof the Company by a person; (A) any such shares as to which such person or any of such person's Affiliates or Associates owns at law or in equity, or has the right to acquire or become the owner at law or in equity, where such right is exercisable immediately or after the passage oftime and whether or not on condition or the happening of any contingency or the making of any payment, upon the exercise of any conversion right, exchange right or purchase right attaching to any securities, or pursuant to any agreement, arrangement,pledge or imderstanding whether or not in writing, (B) any such shares as to which such person or any of such person's Affiliates or Associates has the right to vote, or the right to direct the voting, where such right is exercisable immediately or after the passage of time andwhether or not on condition or the happening of any contingency or the making of any payment, pursuant to any agreement, arrangement, pledge or understanding whetheror not in writing, (C) any such shares which are beneficially owned, directly or indirectly, by a Coxmterparty (or any of such Counterparty's Affiliates or Associates) under any Derivatives Contract(withoutregard to any short or similar position under the same or any other Derivatives Contract) to which such person or any of such person's Affiliates or Associates is a Receiving Party; provided, however that the number of shares that a person owns beneficially pursuant to this clause (C) in connection with a particular Derivatives Contract shall not exceed the number of Notional Securities with respect to such Derivatives Contract; provided, further, that the number of securities owned beneficially by each Counterparty (including their respective Affiliates and Associates) under a Derivatives Contract shall for purposes of this clause be deemed to include all securities that are owned beneficially, directly or indirectly, by any other

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Part 14 Altered by Adding 14.12 (Effective August 7, 2013 at 10:00 AM Pacific Time)

Counterparty (or any of such other Counterparty's Affiliates or Associates) under any Derivatives Contract to which such first Counterparty (or any of such first Counterparty's Affiliates or Associates) is a Receiving Party and this proviso shall be applied to successive Counterparties as appropriate, and

(D) any such shares which are owned beneficially within the meaning of this definition by any other person with whom such person is acting jointly or in concert with respect to the Company or any of its securities; and

(vii) "**public announcement**" shall mean disclosure in a press release reported by a national news service in Canada, or in a document publicly filed by the Company or its agents under its profile on the System of Electronic Document Analysis and Retrieval at www.sedar.com.

(h) Notwithstanding any other provision to this §14.12, notice or any delivery given to the Corporate Secretary of the Company pursuant to this §14.12 may only be given by personal delivery, facsimile transmission or by email (provided that the Corporate Secretary of the Company has stipulated an email address for purposes of this notice, at such email address as stipulated from time to time), and shall be deemed to have been given and made only at the time it is served by personal delivery, email (at the address as aforesaid) or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received) to the Corporate Secretary at the address of the principal executive offices of the Company; provided that if such delivery or electronic communication is made on a day which is a not a business day or later than 5:00 pm (Vancouver time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the subsequent day that is a business day.

(i) In no event shall any adjournment or postponement of a Meeting of Shareholders or the announcement thereof commence a new time period for the giving of a Nominating Shareholder's notice as described in §14.12(c) or the delivery of a representation and agreement as described in §14.12(e).

Number: BC0638523 BUSINESS CORPORATIONSACT ARTICLES of GREAT BEAR RESOURCES LTD. TABLE OF CONTENTS PART 1 INTERPRETATION 1 PART 2 SHARES AND SHARE CERTIFICATES 2 PART 3 ISSUE OF SHARES 4 PART 4 SHARE REGISTERS 5 PART 5 SHARE TRANSFERS 5 PART 6 TRANSMISSION OF SHARES 6 PART 7 PURCHASE, REDEEM OR OTHERWISE ACQUIRE SHARES 7 PART 8 BORROWING POWERS 8 PART 9 ALTERATIONS 9 PART 10 MEETINGS OF SHAREHOLDERS 10 PART 11 PROCEEDINGS AT MEETINGS OF SHAREHOLDERS 12 PART 12 VOTES OF SHAREHOLDERS 16 PART 13 DIRECTORS 20 PART 14 ELECTION AND REMOVAL OF DIRECTORS 22 PART 15 ALTERNATE DIRECTORS 24 PART 16 POWERS AND DUTIES OF DIRECTORS 26 PART 17 INTERESTS OF DIRECTORS AND OFFICERS 27 PART 18 PROCEEDINGS OF DIRECTORS 28 PART 19 EXECUTIVE AND OTHER COMMITTEES 31 PART 20 OFFICERS 32 PART 21 INDEMNIFICATION 33 PART 22 DIVIDENDS 35 PART 23 ACCOUNTING RECORDS AND AUDITOR 37 PART 24 NOTICES 37 PART 25 SEAL 39 Articles deleted and replaced with New set of Articles authorized by Minutes of Annual General and Special Meeting of Shareholders of the Company held on September 30, 2010 at 01:30 PM and received for deposit at the records office of the Company on December 2,2010 at 10:00 AM Pacific Time. 3875334.1

Number: BC0638523 BUSINESS CORPORATIONSACT ARTICLES of GREAT BEAR RESOURCES LTD. (the "Company") PARTI INTERPRETATION Definitions 1.1 In these Articles, unless the context otherwise requires: (a) "Act" means the Business Corporations Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act; (b) "board of directors", "directors" and "board" mean the directors or sole director ofthe Company for the time being; (c) "Interpretation Act" means the Interpretation Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act; (d) "legal personal representative" means the personal or other legal representative ofthe shareholder; (e) "registered address" of a shareholder means the shareholder's address as recorded in the central securities register; (f) "seal" means the seal ofthe Company, if any; (g) "share" means a share in the share structure ofthe Company; and (h) "special majority" means the majority of votes described in §11.2 which is required to pass a special resolution. 3875334.1

-2- Act and Interpretation Act Definitions Applicable 1.2 The definitions in the Act and the definitions and rules of construction in the Interpretation Act, with the necessary changes, so far as applicable, and except as the context requires otherwise, apply to these Articles as if they were an enactment. If there is a conflict between a definition in the Act and a definitionor rule in the Interpretation Act relating to a term used in theseArticles, the definition in the Act will prevail. If there is a conflict or inconsistency between these Articles and the Act, the Act will prevail. PART 2 SHARES AND SHARE CERTIFICATES Authorized Share Structure 2.1 The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice ofArticlesof the Company. Form of Share Certificate 2.2 Each share certificate issued by the Company must comply with, and be signed as required by, the Act. Shareholder Entitled to Certificate, Acknowledgment or Written Notice 2.3 Unless the shares of which the shareholder is the registered owner are uncertificated shares, each shareholder is entitled, without charge, to (a) one share certificate representing the shares of each class or series of shares registered in the shareholder's name or (b) a non-transferable written acknowledgment of the shareholder's right to obtain such a share certificate, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate and delivery of a share certificate for a share to one of several joint shareholders or to one of the shareholders' duly authorized agents will be sufficient delivery to all. If a shareholder is the registered owner of uncertificated shares, the Company must send to a holder of an imcertificated share a written notice containing the information required by the Act within a reasonable time after the issue or transfer ofsuch share. Delivery hy Mail 2.4 Any share certificate or non-transferable written acknowledgment of a shareholder's right to obtain a share certificate, or written notice of the issue or transfer of an uncertificated share may be sent to the shareholder by mail at the shareholder's registered address and neither the Company nor any director, officer or agent ofthe Company is liable for any loss to the shareholder because the share certificate, acknowledgement or written notice is lost in the mail or stolen. 3875334.1

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Replacement of Worn Out or Defaced Certificate or Acknowledgement

2.5 If a share certificate or a non-transferable written acknowledgment of the shareholder's right to obtain a share certificate is worn out or defaced, the Company must, on production of the share certificate or acknowledgment, as the case may be, and on such other terms, if any, as are deemed fit:

(a) cancel the share certificate or acknowledgment; and

(b) issue a replacement share certificate or acknowledgment.

Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgment

2.6 If a share certificate or a non-transferable written acknowledgment of a shareholder's right to obtain a share certificate is lost, stolen or destroyed, a replacement share certificate or acknowledgment, as the case may be, must be issued to the person entitled to that share certificate or acknowledgment, if the requirements of the Act are satisfied, as the case may be, if the directors receive:

(a) proof satisfactory to it of the loss, theft or destruction; and

(b) any indemnity the directors consider adequate.

Splitting Share Certificates

2.7 If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder's name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.

Certificate Fee

2.8 There must be paid to the Company, in relation to the issue of any share certificate under §2.5, §2.6 or §2.7, the amount, if any, not exceeding the amount prescribed under the Act, determined by the directors.

Recognition of Trusts

2.9 Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as required by law or statute or these Articles or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

3875334.1

-4- PART 3 ISSUE OF SHARES Directors Authorized 3.1 Subject to the Act and the rights, if any, of the holders of issued shares of the Company, the Company may allot, issue, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the consideration (including any premium at which shares withpar value may be issued) thatthe directors may determine. The issue price for a share with par valuemust be equal to or greaterthan the par value of the share. Commissions and Discounts 3.2 The Company may at any time pay a reasonable commission or allow a reasonable discount to any person in consideration of that person's purchase or agreement to purchase shares of the Company from the Company or any other person's procurement or agreement to procure purchasers for shares ofthe Company. Brokerage 3.3 The Company may pay such brokerage fee or other consideration as may be lawful for or in coimectionwith the sale or placement ofits securities. Conditions ofIssue 3.4 Except as providedfor by the Act, no share may be issued until it is fully paid. A share is fully paid when: (a) consideration is provided to the Company for the issue of the share by one or more ofthe following: (i) past services performed for the Company; (ii) property; (iii) money; and (b) the value of the consideration received by the Company equals or exceeds the issue price set for the share under §3.1. Share Purchase Warrants and Rights 3.5 Subject to the Act, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the directors determine, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time. 3875334.1

-5- PART4 SHARE REGISTERS Central Securities Register 4.1 As required by and subject to the Act, the Company must maintain in British Columbia a central securities register and may appoint an agent to maintain such register. The directors may appoint one or more agents, including the agent appointed to keep the central securities register, as transfer agent for shares or any class or series of shares and the same or another agent as registrar for shares or such class or series of shares, as the case may be. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place. PARTS SHARE TRANSFERS Registering Transfers 5.1 A transfer of a share must not be registered unless the Company or the transfer agent or registrar for the class or series ofshares to be transferred has received: (a) except as exempted by the Act, a written instrument of transfer in respect of the share has been received by the Company (which may be a separate document or endorsed on the share certificate for the shares transferred) made by the shareholder or other appropriate person or by an agent who has actual authority to act on behalf ofthat person; (b) if a share certificate has been issued by the Company in respect ofthe share to be transferred, that share certificate; (c) if a non-transferable written acknowledgment of the shareholder's right to obtain a share certificate has been issued by the Company in respect of the share to be transferred, that acknowledgment; and (d) such other evidence, if any, as the Company or the transfer agent or registrar for the class or series ofshare to be transferred may require to prove the title ofthe transferor or the transferor's right to transfer the share, that the written instrument of transfer and the right ofthe transferee to have the transfer registered. Form ofInstrument ofTransfer 5.2 The instrument oftransfer in respect of any share ofthe Company must be either in the form, if any, on the back of the Company's share certificates of that class or series or in some other form that may be approved by the directors from time to time or by the transfer agent or registrar for those shares. 3875334.1

-6- Transferor Remains Shareholder 5.3 Except to the extent that the Act otherwise provides, the transferor of a share is deemed to remain the holder of it until the name of the transferee is entered in a securities register ofthe Company in respect ofthe transfer. Signing ofInstrument of Transfer 5.4 If a shareholder, or the shareholder's duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any othermanner, or, if no number is specified, all the sharesrepresented by the share certificates or set out in the written acknowledgments deposited with the instrument of transfer, or ifthe shares are uncertificated shares, then all of the shares registered in the name ofthe shareholder on the central securities register: (a) in the name ofthe person named as transferee in that instrument oftransfer; or (b) if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered. Enquiry as to Title Not Required 5.5 Neither the Company nor any director, officer or agent ofthe Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose ofhaving the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares transferred, of any interest in such shares, of any share certificate representing such shares or of any written acknowledgment of a right to obtain a share certificate for such shares. Transfer Fee 5.6 There must be paid to the Company, in relation to the registration of a transfer, the amoimt, if any, determined by the directors. PART 6 TRANSMISSION OF SHARES Legal Personal Representative Recognized on Death 6.1 In case of the death of a shareholder, the legal personal representative of the shareholder, or in the case ofshares registered in the shareholder's name and the name of another person in joint tenancy, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder's interest in the shares. Before recognizing a 3875334.1

-7- — person as a legal personal representative of a shareholder, the Company shall receive the <' " documentation required by the Act. Rights of Legal Personal Representative 6.2 The legal personal representative of a shareholder has the same rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance withthese Articles, provided the documents required by the Act and the directors have been deposited with the Company. This §6.2 does not apply in the case of the death of a shareholder with respect to shares registered in the name of the shareholder and the name of another person in joint tenancy. PART? PURCHASE, REDEEM OR OTHERWISE ACQUIRE SHARES Company Authorized to Purchase, Redeem or Otherwise Acquire Shares 7.1 Subject to §7.2, the special rights or restrictions attached to the shares of any class or series and the Act, the Company may, if authorized by the directors, purchase, redeem or otherwise acquire any ofits shares at the price and upon the terms determined by the directors. Purchase When Insolvent 7.2 The Company must not make a payment or provide any other consideration to purchase, redeem or otherwise acquire any of its shares if there are reasonable grounds for believing that: (a) the Company is insolvent; or (b) making the payment or providing the consideration would render the Company insolvent. Sale and Voting of Purchased, Redeemed or Otherwise Acquired Shares 7.3 If the Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell, gift or otherwise dispose ofthe share, but, while such share is held by the Company, it: (a) is not entitled to vote the share at a meeting ofits shareholders; (b) must not pay a dividend in respect ofthe share; and (c) must not make any other distribution in respect ofthe share. 3875334.1

-8- Company Entitled to Purchase, Redeem or Otherwise Acquire Share Fractions 7.4 The Company may, without prior notice to the holders, purchase, redeem or otherwise acquire for fair value any and all outstanding share fractions of any class or kind of shares in its authorized share structure as may exist at any time and from timeto time. Upon the Company delivering the purchase funds and confirmation of purchase or redemption of the share fractions to the holders' registered or lastknown address, or if the Company has a transfer agent then to such agent for the benefit of and forwarding to such holders, the Company shall thereupon amend its central securities register to reflect the purchase or redemption of such share fractions and if the Company has a transfer agent, shall direct the transfer agent to amend the central securities register accordingly. Any holder of a share fraction, who upon receipt of the funds and confirmation of purchase or redemption of same, disputes the fair value paid for the fraction, shall have the right to apply to the court to request that it set the price and terms of payment and make consequential orders and give directions the court considers appropriate, as if the Company were the "acquiring person" as contemplated by Division 6, Compulsory Acquisitions, under the Act and the holder were an "offeree" subjectto the provisions contained in such Division, mutatis mutandis. PARTS BORROWING POWERS 8.1 The Company, if authorized by the directors,may: (a) borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate; (b) issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as the directors consider appropriate; (c) guarantee the repayment ofmoney by any other person or the performance of any obligation of any other person; and (d) mortgage, charge, whether by way ofspecific or floating charge, grant a security interest in, or give other security on, the whole or any part ofthe present and future assets and undertaking ofthe Company. 8.2 The powers conferred under this Part 8 shall be deemed to include the powers conferred on a company by Division VII ofthe Special Corporations Powers Act being chapter P-16 of the Revised Statutes of Quebec, 1988, and every statutory provision that may be substituted therefor or for any provision therein. 3875334.1

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PART 9

ALTERATIONS

Alteration of Authorized Share Structure

9.1 Subject to §9.2 and the Act, the Company may by ordinary resolution (or a resolution of the directors in the case of §9.1(c) or §9.1(f)):

(a) create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

(b) increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(c) subdivide or consolidate all or any of its unissued, or fully paid issued, shares;

(d) if the Company is authorized to issue shares of a class of shares with par value:

(i) decrease the par value of those shares; or

(ii) if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(e) change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

(f) alter the identifying name of any of its shares; or

(g) otherwise alter its shares or authorized share structure when required or permitted to do so by the Act where it does not specify by a special resolution;

and, if applicable, alter its Notice of Articles and Articles accordingly.

Special Rights or Restrictions

9.2 Subject to the Act and in particular those provisions of the Act relating to the rights of holders of outstanding shares to vote if their rights are prejudiced or interfered with, the Company may by ordinary resolution:

(a) create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

(b) vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued,

3875334.1

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and alter its Notice of Articles and Articles accordingly.

Change of Name

9.3 The Company may by resolution of the directors authorize an alteration to its Notice of Articles in order to change its name or adopt or change any translation of that name.

Other Alterations

9.4 If the Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by ordinary resolution alter these Articles.

PART 10

MEETINGS OF SHAREHOLDERS

Annual General Meetings

10.1 Unless an annual general meeting is deferred or waived in accordance with the Act, the Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by the directors.

Resolution Instead of Annual General Meeting

10.2 If all the shareholders who are entitled to vote at an annual general meeting consent in writing by a unanimous resolution to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this §10.2, select as the Company's annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

Calling of Meetings of Shareholders

10.3 The directors may, at any time, call a meeting of shareholders.

Notice for Meetings of Shareholders

10.4 The Company must send notice of the date, time and location of any meeting of shareholders (including, without limitation, any notice specifying the intention to propose a resolution as an exceptional resolution, a special resolution or a special separate resolution, and any notice to consider approving an amalgamation into a foreign jurisdiction, an arrangement or the adoption of an amalgamation agreement, and any notice of a general meeting, class meeting or series meeting), in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the

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auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

(a) if the Company is a public company, 21 days;

(b) otherwise, 10 days.

Record Date for Notice

10.5 The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

(a) if the Company is a public company, 21 days;

(b) otherwise, 10 days.

If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

Record Date for Voting

10.6 The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Act, by more than four months. If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

Failure to Give Notice and Waiver of Notice

10.7 The accidental omission to send notice of any meeting of shareholders to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive that entitlement or may agree to reduce the period of that notice. Attendance of a person at a meeting of shareholders is a waiver of entitlement to notice of the meeting unless that person attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

Notice of Special Business at Meetings of Shareholders

10.8 If a meeting of shareholders is to consider special business within the meaning of §11.1, the notice of meeting must:

(a) state the general nature of the special business; and

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-12- p. (b) if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders: (i) at the Company's records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and (ii) during statutory business hours on any one or more specified days before the day set for the holding ofthe meeting. Place of Meetings 10.9 In addition to any location in British Columbia, any general meeting may be held in any location outside British Columbiaapproved by a resolution ofthe directors. PART 11 PROCEEDINGS AT MEETINGS OF SHAREHOLDERS Special Business 11.1 At a meeting ofshareholders,the following business is special business: (a) at a meeting ofshareholders that is not an annual general meeting, all business is specialbusinessexcept businessrelatingto the conductof or voting at the meeting; (b) at an annual general meeting, all business is special business except for the following: (i) business relating to the conduct ofor voting at the meeting; (ii) consideration of any financial statements ofthe Company presented to the meeting; (iii) consideration of any reports ofthe directors or auditor; (iv) the setting or changing ofthe number ofdirectors; (v) the election or appointment ofdirectors; (vi) the appointment of an auditor; (vii) the setting ofthe remuneration of an auditor; (viii) business arising out of a report ofthe directors not requiring the passing of a special resolution or an exceptional resolution; 3875334.1

-13- (ix) any other business which, under these Articles or the Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders. Special Majority 11.2 The majority of votes required for the Company to pass a special resolution at a general meeting ofshareholders is two-thirds ofthe votes cast on the resolution. Quorum 11.3 Subject to the special rights or restrictions attached to the shares of any class or series of shares, and to §11.4, the quorum for the transaction of business at a meeting of shareholders is at least one personwho is, or who represents by proxy, one or more shareholders who, in the aggregate, holdat least 5%ofthe issued shares entitled to be voted at themeeting. One Shareholder May Constitute Quorum 11.4 Ifthere is only one shareholder entitledto vote at a meetingofshareholders: (a) the quorum is one person who is, or who represents by proxy, that shareholder, and (b) that shareholder, present in person or by proxy,may constitutethe meeting. Persons Entitled to Attend Meeting 11.5 In addition to those persons who are entitled to vote at a meeting ofshareholders, the only other persons entitled to be present at the meeting are the directors, the president (if any), the secretary (if any), the assistant secretary (if any), any lawyer for the Company, the auditor of the Company, any persons invited to be present at the meeting by the directors or by the chair ofthe meeting and any persons entitled or required imder the Act or these Articles to be present at the meeting; but if any ofthose persons does attend the meeting, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxy holder entitled to vote at the meeting. Requirement of Quorum 11.6 No business, other than the election of a chair ofthe meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting. Lack of Quorum 11.7 If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present: 3875334.1

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(a) in the case of a general meeting requisitioned by shareholders, the meeting is dissolved, and

(b) in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.

Lack of Quorum at Succeeding Meeting

11.8 If, at the meeting to which the meeting referred to in §11.7(b) was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting, the person or persons present and being, or representing by proxy, two or more shareholders entitled to attend and vote at the meeting shall be deemed to constitute a quorum.

Chair

11.9 The following individual is entitled to preside as chair at a meeting of shareholders:

(a) the chair of the board, if any; or

(b) if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any.

Selection of Alternate Chair

11.10 If, at any meeting of shareholders, there is no chair of the board or president present within 15 minutes after the time set for holding the meeting, or if the chair of the board and the president are unwilling to act as chair of the meeting, or if the chair of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting, the directors present may choose either one of their number or the solicitor of the Company to be chair of the meeting. If all of the directors present decline to take the chair or fail to so choose or if no director is present or the solicitor of the Company declines to take the chair, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.

Adjournments

11.11 The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

Notice of Adjourned Meeting

11.12 It is not necessary to give any notice of an adjourned meeting of shareholders or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

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Decisions by Show of Hands or Poll

11.13 Subject to the Act, every motion put to a vote at a meeting of shareholders will be decided on a show of hands unless a poll, before or on the declaration of the result of the vote by show of hands, is directed by the chair or demanded by any shareholder entitled to vote who is present in person or by proxy.

Declaration of Result

11.14 The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under §11.13, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

Motion Need Not be Seconded

11.15 No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

Casting Vote

11.16 In case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands or on a poll, have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

Manner of Taking Poll

11.17 Subject to §11.18, if a poll is duly demanded at a meeting of shareholders:

(a) the poll must be taken:

(i) at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and

(ii) in the manner, at the time and at the place that the chair of the meeting directs;

(b) the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and

(c) the demand for the poll may be withdrawn by the person who demanded it.

Demand for Poll on Adjournment

11.18 A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

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-16- Chair Must Resolve Dispute 11.19 In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the dispute, and the determination of the chair made in good faith is final and conclusive. Casting of Votes 11.20 On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way. No Demand for Poll on Election of Chair 11.21 No poll may be demanded in respectof the vote by which a chair of a meeting of shareholders is elected. Demand for Poll Not to Prevent Continuance ofMeeting 11.22 The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded. Retention ofBallots and Proxies 11.23 The Company must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting, and, during that period, make them available for inspection during normal business hours by any shareholder or proxyholder entitled to vote at the meeting. At the end ofsuch three month period, the Company may destroy such ballots and proxies. PART 12 VOTES OF SHAREHOLDERS Number of Votes by Shareholder or by Shares 12.1 Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under §12.3: (a) on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and (b) on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy. 3875334.1

-17- - Votes of Persons in Representative Capacity 12.2 A person who is not a shareholder may vote at a meeting ofshareholders, whether on a show of hands or on a poll, and may appoint a proxyholderto act at the meeting, if, before doing so, the personsatisfies the chair of the meeting, or the directors, that the person is a legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting. Votes by Joint Holders 12.3 Ifthere are joint shareholdersregistered in respect of any share: (a) any one of the joint shareholders may vote at any meeting of shareholders, personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or (b) if more than one of the joint shareholders is present at any meeting of shareholders, personally or by proxy, and more than one ofthem votes in respect ofthat share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect ofthe share will be coimted. Legal Personal Representatives as Joint Shareholders 12.4 Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of §12.3, deemedto be joint shareholders registered in respect ofthat share. Representative of a Corporate Shareholder 12.5 If a corporation, that is not a subsidiary of the Company, is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and: (a) for that purpose, the instrument appointing a representative must be received: (i) at the registered office ofthe Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice for the receipt of proxies, or if no number of days is specified, two business days before the day set for the holding of the meeting or any adjourned meeting; or (ii) at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting or by a person designated by the chair of the meeting or adjourned meeting; (b) if a representative is appointed under this §12.5: 3875334.1

-18- (i) the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, withoutlimitation, the right to appointa proxy holder; and (ii) the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting. Evidence of the appointment of any such representative may be sent to the Company by written instrument, fax or anyothermethod oftransmitting legibly recorded messages. Proxy Provisions Do Not Apply to All Companies 12.6 If and for so longas the Company is a public company or a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of its Articles or to which the Statutory Reporting Company Provisions apply, then §12.7 to §12.15 are not mandatory, however the directors of the Company are authorized to apply all or part of such sections or to adopt alternative procedures for proxy form, deposit and revocation procedures to the extent that the directors deemnecessary in orderto comply with securities laws applicable to the Company. Appointment of Proxy Holders 12.7 Every shareholder of the Company entitled to vote at a meeting of shareholders may, by proxy, appoint one or more (but not more than two) proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy. Alternate Proxy Holders 12.8 A shareholder may appoint one or more altemate proxy holders to act in the place of an absent proxy holder. Proxy Holder Need Not Be Shareholder 12.9 A proxy holder need not be a shareholder ofthe Company. Deposit of Proxy 12.10 A proxy for a meeting ofshareholders must: (a) be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number ofbusiness days specified in the notice, or if no number of days is specified, two business days before the day set for the holding ofthe meeting or any adjourned meeting; or 3875334.1

-19- — (b) unless the notice provides otherwise, be received, at the meeting or any adioumed ' meeting, by the chair of the meeting or adjoumed meeting or by a person designated by the chair of the meetingor adjoumedmeeting. A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages, including through Internet or telephone voting or by email, if permitted bythe notice calling themeeting orthe information circular forthemeeting. Validity of Proxy Vote 12.11 A vote given in accordance with the terms of a proxy is valid notwithstanding the deathor incapacity of the shareholder giving the proxy and despite the revocation of the proxyor the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received: (a) at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting or any adjoumed meeting at which the proxy is to be used; or (b) at the meeting or any adjoumed meeting by the chair ofthe meeting or adjoumed meeting,before any vote in respectof which the proxy has been givenhas been taken. Form of Proxy 12.12 A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any otherform approyed by the directors or the chairof the meeting: [name of company] (the "Company") The undersigned, being a shareholder ofthe Company, hereby appoints [name] or, failing that person, [name], as proxy holder for the undersigned to attend, act and yote for and on behalf of the undersigned at the meeting of shareholders of the Company to be held on [month, day, year] and at any adjournment of that meeting. Number of shares in respect of which this proxy is given (if no number is specified, then this proxy if given in respect of all shares registered in the name of the undersigned): Signed [month, day, year] [Signature ofshareholder] [Name ofshareholder—printed] 3875334.1

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Revocation of Proxy

12.13 Subject to §12.14, every proxy may be revoked by an instrument in writing that is received:

(a) at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting or any adjourned meeting at which the proxy is to be used; or

(b) at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting, before any vote in respect of which the proxy has been given has been taken.

Revocation of Proxy Must Be Signed

12.14 An instrument referred to in §12.13 must be signed as follows:

(a) if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or the shareholder's legal personal representative or trustee in bankruptcy;

(b) if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under §12.5.

Production of Evidence of Authority to Vote

12.15 The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

PART 13

DIRECTORS

First Directors; Number of Directors

13.1 The first directors are the persons designated as directors of the Company in the Notice of Articles that applies to the Company when it is recognized under the Act. The number of directors, excluding additional directors appointed under §14.8, is set at:

(a) subject to §(b) and §(c), the number of directors that is equal to the number of the Company's first directors;

(b) if the Company is a public company, the greater of three and the most recently set of:

(i) the number of directors set by a resolution of the directors (whether or not previous notice of the resolution was given); and

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(ii) the number of directors in office pursuant to §14.4;

(c) if the Company is not a public company, the most recently set of:

(i) the number of directors set by a resolution of the directors (whether or not previous notice of the resolution was given); and

(ii) the number of directors in office pursuant to §14.4.

Change in Number of Directors

13.2 If the number of directors is set under §13.1(b)(i) or §13.1(c)(i):

(a) the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number; or

(b) if the shareholders do not elect or appoint the directors needed to fill any vacancies in the board of directors up to that number then the directors, subject to §14.8, may appoint directors to fill those vacancies.

Directors' Acts Valid Despite Vacancy

13.3 An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.

Qualifications of Directors

13.4 A director is not required to hold a share as qualification for his or her office but must be qualified as required by the Act to become, act or continue to act as a director.

Remuneration of Directors

13.5 The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine. If the directors so decide, the remuneration of the directors, if any, will be determined by the shareholders.

Reimbursement of Expenses of Directors

13.6 The Company must reimburse each director for the reasonable expenses that he or she may incur in and about the business of the Company.

Special Remuneration for Directors

13.7 If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, he or she may be paid remuneration fixed by the directors, or at the option of the directors, fixed by ordinary resolution, and such remuneration will be in addition to any other remuneration that he or she may be entitled to receive.

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-22- Gratuity, Pension or Allowance on Retirement ofDirector 13.8 Unless otherwise determined by ordinary resolution, the directors on behalf ofthe Companymay pay a gratuity or pension or allowance on retirement to any director who has held any salariedoffice or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fimd and pay premiums for the purchaseor provision of any such gratuity, pension or allowance. PART 14 ELECTION AND REMOVAL OF DIRECTORS Election at Annual General Meeting 14.1 At every annual general meeting and in every unanimous resolution contemplated by §10.2: (a) the shareholders entitled to vote at the aimual general meeting for the election of directors must elect, or in the unanimous resolution appoint, a board of directors consisting ofthe number of directors for the time being set rmderthese Articles; and (b) all the directors cease to hold office immediately before the election or appointment ofdirectors under §(a),but are eligiblefor re-electionor re-appointment. Consent to be a Director 14.2 No election, appointment or designation of an individual as a director is valid unless: (a) that individual consents to be a director in the manner provided for in the Act; (b) that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director; or (c) with respect to first directors, the designation is otherwise valid under the Act. Failure to Elect or Appoint Directors 14.3 If: (a) the Company fails to hold an armual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the imanimous resolution contemplated by §10.2, on or before the date by which the annual general meeting is required to be held imder the Act; or (b) the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by §10.2,to elect or appoint any directors; 3875334.1

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then each director then in office continues to hold office until the earlier of:

(c) when his or her successor is elected or appointed; and

(d) when he or she otherwise ceases to hold office under the Act or these Articles.

Places of Retiring Directors Not Filled

14.4 If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these Articles but their term of office shall expire when new directors are elected at a meeting of shareholders convened for that purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being set pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.

Directors May Fill Casual Vacancies

14.5 Any casual vacancy occurring in the board of directors may be filled by the directors.

Remaining Directors Power to Act

14.6 The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or of calling a meeting of shareholders for the purpose of filling any vacancies on the board of directors or, subject to the Act, for any other purpose.

Shareholders May Fill Vacancies

14.7 If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

Additional Directors

14.8 Notwithstanding §13.1 and §13.2, between annual general meetings or by unanimous resolutions contemplated by §10.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this §14.8 must not at any time exceed:

(a) one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or

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(b) in any other case, one-third of the number of the current directors who were elected or appointed as directors other than under this §14.8.

Any director so appointed ceases to hold office immediately before the next election or appointment of directors under §14.1(a), but is eligible for re-election or re-appointment.

Ceasing to be a Director

14.9 A director ceases to be a director when:

(a) the term of office of the director expires;

(b) the director dies;

(c) the director resigns as a director by notice in writing provided to the Company or a lawyer for the Company; or

(d) the director is removed from office pursuant to §14.10 or §14.11.

Removal of Director by Shareholders

14.10 The Company may remove any director before the expiration of his or her term of office by special resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy.

Removal of Director by Directors

14.11 The directors may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

PART 15

ALTERNATE DIRECTORS

Appointment of Alternate Director

15.1 Any director (an "appointor") may by notice in writing received by the Company appoint any person (an "appointee") who is qualified to act as a director to be his or her alternate to act in his or her place at meetings of the directors or committees of the directors at which the appointor is not present unless (in the case of an appointee who is not a director) the directors have reasonably disapproved the appointment of such person as an alternate director and have given notice to that effect to his or her appointor within a reasonable time after the notice of appointment is received by the Company.

Part 14.12 Advance Notice Provisions
added to the Articles of December 2, 2010. ▲
Alterations Approved at a Reconvened Annual General
and Special Meeting of Shareholders on July 12, 2013.

-25- Notice of Meetings 15.2 Every alternate director so appointed is entitled to notice of meetings of the directors and of committees of the directors of which his or her appointor is a member and to attend and vote as a directorat any suchmeetings at whichhis or her appointor is not present. Alternate for More than One Director Attending Meetings 15.3 A person may be appointed as an altemate directorby more than one director, and an altemate director: (a) will be counted in determining the quorum for a meeting of directors once for each of his or her appointors and, in the case of an appointee who is also a director, once more in that capacity; (b) has a separate vote at a meeting of directors for each of his or her appointors and, in the case of an appointee who is also a director, an additional vote in that capacity; (c) will be counted in determining the quorum for a meeting of a committee of directors once for each of his or her appointors who is a member ofthat committee and, in the case of an appointee who is also a member of that committee as a directors, once more in that capacity; and (d) has a separate vote at a meeting of a committee of directors for each of his or her appointors who is a member of that committee and, in the case of an appointee who is also a member of that committee as a director, an additional vote in that capacity. Consent Resolutions 15.4 Every altemate director, if authorized by the notice appointing him or her, may sign in place ofhis or her appointor any resolutions to be consented to in writing. Alternate Director an Agent 15.5 Every altemate director is deemed to be the agent ofhis or her appointor. Revocation or Amendment of Appointment of Alternate Director 15.6 An appointor may at any time, by notice in writing received by the Company, revoke or amend the terms ofthe appointment of an altemate director appointed by him or her. Ceasing to be an Alternate Director 15.7 The appointment of an altemate director ceases when: (a) his or her appointor ceases to be a director and is not promptly re-elected or re-appointed; (b) the altemate director dies; 3875334.1

-26- (c) the alternate director resigns as an alternate director by notice in writing provided ' to the Company ora lawyer for the Company; (d) the alternate director ceases to be qualified to act as a director; or (e) the term of his appointment expires, or his or her appointor revokes the appointment ofthe altemate directors. Remuneration and Expenses of Alternate Director 15.8 The Company may reimburse an alternate director for the reasonable expenses that would be properly reimbursed if he or she were a director, and the altemate director is entitled to receive fi-om the Company such proportion, if any, of the remuneration otherwise payable to the appointor as the appointor may from time to time direct. PART 16 POWERS AND DUTIES OF DIRECTORS Powers of Management 16.1 The directors must, subject to the Act and these Articles, manage or supervise the management of the business and affairs of the Company and have the authority to exercise all such powers ofthe Company as are not, by the Act or by these Articles, required to be exercised by the shareholders of the Company. Notwithstanding the generality of the foregoing, the directors may set the remuneration ofthe auditor ofthe Company. Appointment of Attorney ofCompany 16.2 The directors may from time to time, by power of attomey or other instrument, imder seal ifso required by law, appoint any person to be the attomey ofthe Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the power to fill vacancies in the board of directors, to remove a director, to change the membership of, or fill vacancies in, any committee of the directors, to appoint or remove officers appointed by the directors and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the directors may think fit. Any such power of attomey may contain such provisions for the protection or convenience of persons dealing with such attomey as the directors think fit. Any such attomey may be authorized by the directors to sub-delegate all or any ofthe powers, authorities and discretions for the time being vested in him or her. 3875334.1

-27- PART 17 INTERESTS OF DIRECTORS AND OFFICERS Obligation to Account for Profits 17.1 A director or senior officer who holds a disclosable interest (as that term is used in the Act) in a contract or transaction intowhich the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior officer underor as a resultof the contract ortransaction onlyif andto the extent provided in the Act. Restrictions on Voting by Reason ofInterest 17.2 A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors' resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all ofthose directors may vote on such resolution. Interested Director Counted in Quorum 17.3 A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting. Disclosure of Conflict ofInterest or Property 17.4 A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual's duty or interest as a director or senior officer, must disclose the nature and extent ofthe conflict as required by the Act. Director Holding Other Office in the Company 17.5 A director may hold any office or place ofprofit with the Company, other than the office of auditor ofthe Company, in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine. No Disqualification 17.6 No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason. 3875334.1

-28- Professional Services by Director or Officer 17.7 Subject to the Act, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as ifthat director or officer were not a director or officer. Director or Officer in Other Corporations 17.8 A director or officer may be or become a director, officer or employee of, or otherwise interested in, any personin whichthe Company may be interested as a shareholder or otherwise, and, subject to the Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officeror employee of, or from his or her interest in, such other person. PART 18 PROCEEDINGS OF DIRECTORS Meetings of Directors 18.1 The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the directors held at regular intervals may be held at the place, at the time and on the notice, if any, as the directors may from time to time determine. Voting at Meetings 18.2 Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting has a second or casting vote. Chair of Meetings 18.3 The following individual is entitled to preside as chair at a meeting of directors: (a) the chair ofthe board, if any; (b) in the absence ofthe chair ofthe board, the president, if any, ifthe president is a director; or (c) any other director chosen by the directors if: (i) neither the chair ofthe board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting; (ii) neither the chair ofthe board nor the president, if a director, is willing to chair the meeting; or 3875334.1

29- (iii) the chair of the board and the president, if a director, have advised the secretary, if any,or any otherdirector, that they will not be presentat the meeting. Meetings by Telephone or Other Communications Medium 18.4 A director may participate in a meeting of the directors or of any committee of the directors: (a) in person; or (b) by telephone or by other communications medium if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A director who participates in a meeting in a manner contemplated by this §18.4 is deemed for all purposes of the Act and these Articles to be present at the meeting and to have agreed to participate in that manner. Calling of Meetings 18.5 A director may, and the secretary or an assistant secretary ofthe Company, if any, on the request of a directormust, call a meetingofthe directors at any time. Notice of Meetings 18.6 Other than for meetings held at regular intervals as determined by the directors pursuant to §18.1, 48 hours' notice or such lesser notice as the Chairman in his discretion determines, acting reasonably, is appropriate in any unusual circimistances of each meeting of the directors, specifying the place, day and time of that meeting must be given to each of the directors by any method set out in §24.1 or orally or by telephone. When Notice Not Required 18.7 It is not necessary to give notice of a meeting ofthe directors to a director if: (a) the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting ofthe directors at which that director is appointed; or (b) the director has waived notice ofthe meeting. Meeting Valid Despite Failure to Give Notice 18.8 The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director, does not invalidate any proceedings at that meeting. 3875334.1

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Waiver of Notice of Meetings

18.9 Any director may send to the Company a document signed by him or her waiving notice of any past, present or future meeting or meetings of the directors and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of the directors need be given to that director and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director. Attendance of a director or alternate director at a meeting of the directors is a waiver of notice of the meeting unless that director or alternate director attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

Quorum

18.10 The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is deemed to be a majority of the directors or, if the number of directors is set at one, is deemed to be set at one director, and that director may constitute a meeting.

Validity of Acts Where Appointment Defective

18.11 Subject to the Act, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

Consent Resolutions in Writing

18.12 A resolution of the directors or of any committee of the directors may be passed without a meeting:

(a) in all cases, if each of the directors entitled to vote on the resolution consents to it in writing; or

(b) in the case of a resolution to approve a contract or transaction in respect of which a director has disclosed that he or she has or may have a disclosable interest, if each of the other directors who have not made such a disclosure consents in writing to the resolution.

A consent in writing under this §18.12 may be by signed document, fax, email or any other method of transmitting legibly recorded messages. A consent in writing may be in two or more counterparts which together are deemed to constitute one consent in writing. A resolution of the directors or of any committee of the directors passed in accordance with this §18.12 is effective on the date stated in the consent in writing or on the latest date stated on any counterpart and is deemed to be a proceeding at a meeting of directors or of the committee of the directors and to be as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors that satisfies all the requirements of the Act and all the requirements of these Articles relating to meetings of the directors or of a committee of the directors.

3875334.1

-31 - PART 19 EXECUTIVE AND OTHER COMMITTEES Appointment and Powers of Executive Committee 19.1 The directors may, by resolution, appoint an executive committee consisting of the director or directors that they consider appropriate, and this committee has, during the intervals between meetings of the boardof directors, all of the directors' powers, except: (a) the power to fill vacancies in the board ofdirectors; (b) the power to remove a director; (c) the power to change the membership of, or fill vacancies in, any committee ofthe directors; and (d) such other powers, if any, as may be set out in the resolution or any subsequent directors' resolution. Appointment and Powers of Other Committees 19.2 The directors may, by resolution: (a) appoint one or more committees (other than the executive committee) consisting ofthe director or directors that they consider appropriate; (b) delegate to a committee appointed under §(a) any ofthe directors' powers, except: (i) the power to fill vacancies in the board ofdirectors; (ii) the pOwerto remove a director; (iii) the power to change the membership of, or fill vacancies in, any committee ofthe directors; and (iv) the power to appoint or remove officers appointed by the directors; and (c) make any delegation referred to in §(b) subject to the conditions set out in the resolution or any subsequent directors' resolution. Obligations ofCommittees 19.3 Any committee appointed under §19.1 or §19.2, in the exercise of the powers delegated to it, must: (a) conform to any rules that may from time to time be imposed on it by the directors; and 3875334.1

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(b) report every act or thing done in exercise of those powers at such times as the directors may require.

Powers of Board

19.4 The directors may, at any time, with respect to a committee appointed under §19.1 or §19.2:

(a) revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before such revocation, alteration or overriding;

(b) terminate the appointment of, or change the membership of, the committee; and

(c) fill vacancies in the committee.

Committee Meetings

19.5 Subject to §19.3(a) and unless the directors otherwise provide in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under §19.1 or §19.2:

(a) the committee may meet and adjourn as it thinks proper;

(b) the committee may elect a chair of its meetings but, if no chair of a meeting is elected, or if at a meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(c) a majority of the members of the committee constitutes a quorum of the committee; and

(d) questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting does not have a second or casting vote.

PART 20

OFFICERS

Directors May Appoint Officers

20.1 The directors may, from time to time, appoint such officers, if any, as the directors determine and the directors may, at any time, terminate any such appointment.

Functions, Duties and Powers of Officers

20.2 The directors may, for each officer:

3875334.1

-33- (a) determine the functions and duties ofthe officer; (b) entrust to and confer on the officer any ofthe powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit; and (c) revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer. Qualifications 20.3 No person may be appointed as an officer unless that person is qualified in accordance with the Act. One person may hold more than one position as an officer of the Company. Any person appointed as the chair of the board or as a managing director must be a director. Any other officer need not be a director. Remuneration and Terms of Appointment 20.4 All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the directors thinks fit and are subject to termination at the pleasure of the directors, and an officer may in addition to such remuneration be entitled to receive, after he or she ceases to hold such office or leaves the employment ofthe Company, a pension or gratuity. PART 21 INDEMNIFICATION Definitions 21.1 In this Part 21: (a) "eligible party", in relation to a company, means an individual who: (i) is or was a director, alternate director or officer ofthe Company; (ii) is or was a director, alternate director or officer of another corporation (A) at a time when the corporation is or was an affiliate of the Company, or (B) at the request ofthe Company; or (iii) at the request of the Company, is or was, or holds or held a position equivalent to that of, a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity; and includes, except in the definition of "eligible proceeding", and §163(l)(c) and (d) and §165 ofthe Act, the heirs and personal or other legal representativesofthat individual; 3875334.1

34- (b) "eligible penalty" means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding; (c) "eligibleproceeding"means a proceeding in which an eligible partyor any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director, alternate director or officer of, or holding or having held a position equivalent to that of a director, alternate director or officer of, the Company or an associated corporation (i) is or may be joined as a party; or (ii) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding; (d) "expenses" has the meaning set out in the Act and includes costs, charges and expenses, including legal and other fees, but does not includejudgments, penalties, fines or amounts paid in settlement of a proceeding; and (e) "proceeding" includes any legal proceeding or investigative action, whether current, threatened, pending or completed. Mandatory Indemnification of Eligible Parties 21.2 Subject to the Act, the Company must indemnify each eligible party and the heirs and legal personal representatives of each eligible party against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect ofthat proceeding. Each eligible party is deemed to have contracted with the Company on the terms of the indemnity contained in this §21.2. Indemnification of Other Persons 21.3 Subject to any restrictions in the Act, the Company may agree to indemnify and may indemnify any person (including an eligible party) against eligible penalties and pay expenses incurred in connection with the performance of services by that person for the Company. Authority to Advance Expenses 21.4 The Company may advance expenses to an eligible party to the extent permitted by and in accordance with the Act. Non-Compliance with Act 21.5 Subject to the Act, the failure of an eligible party ofthe Company to comply with the Act or these Articles or, if applicable, any former CompaniesAct or former Articles does not, ofitself, invalidate any indemnity to which he or she is entitled under this Part 21. 3875334.1

-35- Company May Purchase Insurance 21.6 The Company maypurchase andmaintain insurance for the benefitof any eligible party (or the heirs or legal personal representatives of any eligible party) against any liability incurred by any eligible party. PART 22 DIVIDENDS Payment of Dividends Subject to Special Rights 22.1 The provisions of this Part 22 are subject to the rights, if any, of shareholders holding shares with special rights as to dividends. Declaration ofDividends 22.2 Subject to the Act, the directors may from time to time declare and authorize payment ofsuch dividends as they may deem advisable. No Notice Required 22.3 The directors need not give notice to any shareholder of any declaration under §22.2. Record Date 22.4 The directors must set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months. Manner of Paying Dividend 22.5 A resolution declaring a dividend may direct payment of the dividend wholly or partly in money or by the distribution of specific assets or of fully paid shares or of bonds, debentures or other securities ofthe Company or any other corporation, or in any one or more of those ways. Settlement of Difficulties 22.6 If any difficulty arises in regard to a distribution under §22.5, the directors may settle the difficulty as they deem advisable, and, in particular, may: (a) set the value for distribution ofspecific assets; (b) determine that money in substitution for all or any part of the specific assets to which any shareholders are entitled may be paid to any shareholders on the basis ofthe value so fixed in order to adjust the rights of all parties; and 3875334.1

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(c) vest any such specific assets in trustees for the persons entitled to the dividend.

When Dividend Payable

22.7 Any dividend may be made payable on such date as is fixed by the directors.

Dividends to be Paid in Accordance with Number of Shares

22.8 All dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

Receipt by Joint Shareholders

22.9 If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

Dividend Bears No Interest

22.10 No dividend bears interest against the Company.

Fractional Dividends

22.11 If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

Payment of Dividends

22.12 Any dividend or other distribution payable in money in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed to the registered address of the shareholder, or in the case of joint shareholders, to the registered address of the joint shareholder who is first named on the central securities register, or to the person and to the address the shareholder or joint shareholders may direct in writing. The mailing of such cheque will, to the extent of the sum represented by the cheque (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend unless such cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.

Capitalization of Retained Earnings or Surplus

22.13 Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any retained earnings or surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the retained earnings or surplus so capitalized or any part thereof.

3875334.1

-37- PART 23 ACCOUNTING RECORDS AND AUDITOR Recording of Financial Affairs 23.1 The directors must cause adequate accounting records to be kept to record properly the financial affairs and conditionof the Company and to complywith the Act. Inspection of Accounting Records 23.2 Unless the directors determine otherwise, or unless otherwise determined by ordinary resolution, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records ofthe Company. PART 24 NOTICES Method of Giving Notice 24.1 Unless the Act or these Articles provide otherwise, a notice, statement, report or other record required or permitted by the Act or these Articles to be sent by or to a person may be sent by; (a) mail addressed to the person at the applicable address for that person as follows: (i) for a record mailed to a shareholder,the shareholder's registered address; (ii) for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records ofthat class; (iii) in any other case, the mailing address ofthe intended recipient; (b) delivery at the applicable address for that person as follows, addressed to the person: (i) for a record delivered to a shareholder, the shareholder's registered address; (ii) for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records ofthat class; (iii) in any other case, the delivery address ofthe intended recipient; 3875334.1

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(c) sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(d) sending the record by email to the email address provided by the intended recipient for the sending of that record or records of that class;

(e) physical delivery to the intended recipient.

Deemed Receipt of Mailing

24.2 A notice, statement, report or other record that is:

(a) mailed to a person by ordinary mail to the applicable address for that person referred to in §24.1 is deemed to be received by the person to whom it was mailed on the day (Saturdays, Sundays and holidays excepted) following the date of mailing;

(b) faxed to a person to the fax number provided by that person referred to in §24.1 is deemed to be received by the person to whom it was faxed on the day it was faxed; and

(c) emailed to a person to the e-mail address provided by that person referred to in §24.1 is deemed to be received by the person to whom it was e-mailed on the day that it was emailed.

Certificate of Sending

24.3 A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that capacity on behalf of the Company stating that a notice, statement, report or other record was sent in accordance with §24.1 is conclusive evidence of that fact.

Notice to Joint Shareholders

24.4 A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing such record to the joint shareholder first named in the central securities register in respect of the share.

Notice to Legal Personal Representatives and Trustees

24.5 A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(a) mailing the record, addressed to them:

(i) by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

3875334.1

39- (ii) at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or (b) if an address referred to in §(a)(ii) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred. Undelivered Notices 24.6 If on two consecutive occasions, a notice, statement, report or other record is sent to a shareholder pursuant to §24.1 and on each of those occasions any such record is returned because the shareholder cannot be located, theCompany shall not be required to sendany further records to the shareholder untilthe shareholder informs the Company in writingof his or her new address. PART 25 SEAL Who May Attest Seal 25.1 Except as provided in §25.2 and §25.3, the Company's seal, if any, must not be impressed on any recordexceptwhenthatimpression is attested by the signatures of: (a) any two directors; (b) any officer, together with any director; (c) ifthe Company only has one director, that director; or (d) any one or more directors or officers or persons as may be determined by the directors. Sealing Copies 25.2 For the purpose of certifying under seal a certificate of incumbency of the directors or officers ofthe Company or a true copy of any resolution or other document, despite §25.1, the impression ofthe seal may be attested by the signature of any director or officer or the signature of any other person as may be determined by the directors. Mechanical Reproduction of Seal 25.3 The directors may authorize the seal to be impressed by third parties on share certificates or bonds, debentures or other securities of the Company as they may determine appropriate from time to time. To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Act or these Articles, printed or otherwise mechardcally reproduced, there 3875334.1

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may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and such persons as are authorized under §25.1 to attest the Company's seal may in writing authorize such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies. Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.

ENACTED by the Shareholders as of the 30th day of September, 2010.

WITNESS of the Company.

Signature of Officer: [signature]

Name of Officer: Antonio (Tony) Ricci

Position of Officer: **Corporate Secretary**

- END OF ARTICLES –

3875334.1

Date and Time: February 24, 2022 03:59 PM Pacific Time Mailing Address: PO Box 9431 Stn Prov Govt Victoria BC V8W 9V3 www.corporateonline.gov.bc.ca Location: 2nd Floor - 940 Blanshard Street Victoria BC 1 877 526-1526 Notice of Articles BUSINESS CORPORATIONS ACT This Notice of Articles was issued by the Registrar on: February 24, 2022 11:04 AM Pacific Time Incorporation Number: BC0638523 Recognition Date: Incorporated on December 6, 2001 NOTICE OF ARTICLES Name of Company: GREAT BEAR RESOURCES LTD. REGISTERED OFFICE INFORMATION Mailing Address: #1020 - 800 WEST PENDER ST. VANCOUVER BC V6C 2V6 CANADA Delivery Address: #1020 - 800 WEST PENDER ST. VANCOUVER BC V6C 2V6 CANADA RECORDS OFFICE INFORMATION Mailing Address: #1020 - 800 WEST PENDER ST. VANCOUVER BC V6C 2V6 CANADA Delivery Address: #1020 - 800 WEST PENDER ST. VANCOUVER BC V6C 2V6 CANADA BC0638523 Page: 1 of 2

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Brans, Jeremy

Mailing Address:	**Delivery Address:**
25 YORK STREET, 17TH FLOOR TORONTO ON M5J 2V5 CANADA	25 YORK STREET, 17TH FLOOR TORONTO ON M5J 2V5 CANADA

Last Name, First Name, Middle Name:
Ng, Kar

Mailing Address:	**Delivery Address:**
25 YORK STREET, 17TH FLOOR TORONTO ON M5J 2V5 CANADA	25 YORK STREET, 17TH FLOOR TORONTO ON M5J 2V5 CANADA

Last Name, First Name, Middle Name:
Crosby, Lucas R.

Mailing Address:	**Delivery Address:**
25 YORK STREET, 17TH FLOOR TORONTO ON M5J 2V5 CANADA	25 YORK STREET, 17TH FLOOR TORONTO ON M5J 2V5 CANADA

RESOLUTION DATES:

Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares:

June 14, 2006
May 21, 2010
May 21, 2010
April 28, 2020

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	Common Shares	Without Par Value Without Special Rights or Restrictions attached

BC0638523 Page: 2 of 2